EXHIBIT 4.7

                   [FORM OF REGISTRATION RIGHTS AGREEMENT]

            REGISTRATION RIGHTS AGREEMENT, dated as of December 18, 1995, among CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "Company"), the purchasers whose names appear under the heading "Purchasers" on the signature page hereof (the "Purchasers") and the shareholders and investors whose names appear under the heading "Inside Shareholders" on the signature pages hereof (the "Inside Shareholders").

            1. BACKGROUND. The Company is a party to a securities purchase agreement, dated as of December 18, 1995 (the "Securities Purchase Agreement"), entered into with the Purchasers, pursuant to which the Company issued to the Purchasers (i) $7,500,000 of 12% Senior Subordinated Notes (the "Notes") and
(ii) 1,244,737 shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Convertible Preferred Stock"). In addition, the Company intends to issue and deliver to GulfStar Investments, Ltd. a warrant to purchase 113,158 shares of the Company's Common Stock (the "Gulfstar Warrant").

            In connection with the Securities Purchase Agreement, the Company entered into this Registration Rights Agreement, to which the Purchasers who received securities under the Securities Purchase Agreement became parties.

            2.  REGISTRATION UNDER SECURITIES ACT, ETC.

            2.1. REGISTRATION OF REGISTRABLE SECURITIES ON REQUEST. (a) REQUEST. At any time subsequent to the Company's initial Public Offering (as defined in the Securities Purchase Agreement), the holder or holders of in excess of 50% of the Registrable Securities shall twice have the right to request in writing that the Company effect an underwritten registration under the Securities Act of 1933, as amended (the "Securities Act") of all or part of such holders' Registrable Securities; PROVIDED that the aggregate Fair Market Value (as defined in the Securities Purchase Agreement) of the Registrable Securities requested to be so registered is at least $4,000,000. The Company will promptly give written notice of such requested registration to all other holders of Registrable Securities and all holders of Registrable Inside Shareholder Securities, which holders shall be entitled to include their Registrable Securities in such registration subject to Sections 2.1(b) and 2.1(g). Thereupon the Company will use its best efforts to effect the registrations under the Securities Act of:

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(i) the Registrable Securities which the Company has been so requested to register by such holders; and

(ii) subject to Sections 2.1(b) and 2.1(g), all other Registrable Securities and Registrable Inside Shareholder Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of dispo sition of such Registrable Securities and Registrable Inside Shareholder Securities) all to the extent requisite to permit the disposition of the Registrable Securities and Registrable Inside Shareholder Securities so to be registered.

            (b) REGISTRATION OF OTHER SECURITIES. Whenever the Company shall effect a registration pursuant to this Section 2.1, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registra tion in writing that the inclusion of such other securities would not in the underwriter's reasonable judgment adversely affect such offering or (ii) the holders of a majority of Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities. The Company will not grant to any person at any time on or after the date hereof the right to be included among the securities registered pursuant to this Section 2.1 that is inconsistent with the provisions of this Section 2.1(b); PROVIDED, HOWEVER, that subject to Section 2.1(g), Registrable Inside Shareholder Securities may be included in a registration effected pursuant to this Section 2.1.

            (c) REGISTRATION STATEMENT FORM. Registrations under this Section
2.1 shall be on such appropriate registration form or prospectus of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of more than 50% (by number of shares) of the Registrable Securities so to be registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Regis trable Securities being registered shall reasonably request.

            (d) EXPENSES. The Company will pay all Registration Expenses in connection with the registration requests made pursuant to this Section 2.1.

            (e) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected and shall not count as a requested

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registration pursuant to Section 2.1 (a) hereof (i) unless a registration statement with respect thereto has become effective, (ii) unless a registration statement has been filed with the Commission and prior to its becoming effective a majority of holders of the Registrable Securities to be registered has decided to terminate the registration process, (iii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not the fault of a holder of Registrable Securities and the Registrable Securities covered thereby have not been sold, or (iv) if the conditions to closing specified in the selling agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived by the parties thereto other than a holder of Registrable Securities.

            (f) UNDERWRITERS. Any registration effected pursuant to this Section
2.1 shall at the election of the holders of at least 50% of the Registrable Securities be an underwritten public offering on a firm commitment basis or a best efforts basis. The managing underwriter or underwriters thereof shall be selected by the Company and such underwriter as well as the price, terms and provisions of the offering shall be subject to the approval of the Company and the holders of more than 50% (by number of shares) of the Registrable Securities to be so registered.

            (g) APPORTIONMENT IN REGISTRATIONS REQUESTED. If, in connection with a registration requested pursuant to this Section 2.1, the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities and Registrable Inside Shareholder Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range accept able to the holders of more than 50% (by number of shares) of the Registrable Securities requested to be included in such registra tion, the number of securities that are otherwise entitled to be included in such registration shall be allocated in the following manner: (i) all Registrable Inside Shareholder Securities shall be reduced, on a pro rata basis (based on the number of securities requested to be included in such registration) and (ii) if, after the exclusion of such securities, further reductions are still required, the Registrable Securities requested to be included in such registration shall be reduced pro rata among the holders thereof requesting such registration on the basis of the percentage of the Registrable Securities of the Company held by the holders of Registrable Securities which have requested that such Registrable Securities be included. In connection with any registration as to which the provisions of this clause (g) apply, no securities other than Registrable Securities or Registrable Inside Shareholder Securities shall be covered by such registration and if the pro ration as aforesaid results in the exclusion of in excess of 15% of the Registrable Securities originally sought to be registered, the request shall not be counted for purposes of determining the number of registrations pursuant to Section 2.1 hereof.

            2.2. REGISTRATIONS ON FORM S-3. Following its initial Public Offering, the Company shall use its best efforts to qualify for registration on Form S-3 promulgated under the Securities Act or any successor form thereto ("Form S-3") for secondary sales. Anything contained in Section 2.1 to the contrary notwithstanding, at such time as the Company shall have qualified for the use of Form S-3, the holder or holders of in excess of 20% of the Registrable Securities shall have the right to request in writing an unlimited number of registrations on Form S-3 of Registrable Securities, which request or requests shall (i) specify the number of Registrable Securities intended to be sold or disposed of and the holders thereof, (ii) state the intended method of disposition of such Registrable Securities and (iii) relate to Registrable Securities having an anticipated aggregate gross offering price (before underwriting discounts and commissions) of at least $500,000. A requested registration on Form S-3 form in compliance with this Section 2.2 shall not count as a registration statement initiated pursuant to Section 2.1 but shall otherwise be treated as a registration initiated pursuant to, and shall, except as otherwise expressly provided in this Section 2.2, be subject to Section 2.1.

            2.3. "PIGGYBACK" REGISTRATIONS. (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES AND REGISTRABLE INSIDE SHAREHOLDER SECURITIES. If the Company at any time prior to an initial Public Offering proposes to register any of its equity securities, or at any time thereafter proposes to register any of its securities (including, without limitation, debt or equity securities), under the Securities Act (other than by a registration on Form S-4, Form S-8 or any successor or similar form, or in connection with a tender offer, merger, or other acquisition, and other than pursuant to Section 2.1 or Section 2.2), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities and Registrable Inside Shareholder Securities of its intention to do so and of such holders' rights under this Section 2.3. Upon the written request of any such holder made within 20 days after the date of any such notice given in accordance with Section 7 hereof, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities and Registrable Inside Shareholder Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition of the Registrable Securities and Registrable Inside Shareholder Securities so to be registered, PROVIDED that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination
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to each holder of Registrable Securities and Registrable Inside Shareholder Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities or Registrable Inside Shareholder Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1 or Section 2.2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities or Registrable Inside Shareholder Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.3 shall relieve the Company of its obligation to effect any registration upon request under Section
2.1 or Section 2.2. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities and Registrable Inside Shareholder Securities requested pursuant to this Section 2.3.

            (b) APPORTIONMENT IN "PIGGYBACK" REGISTRATIONS. If (i) a registration pursuant to this Section 2.3 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized national or regional standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registrat ion exceeds the number which can be sold in (or during the time of) such offering or that the inclusion would adversely affect the marketing or the selling price of the securities to be sold by the Company therein, then the Company may include all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities, Registrable Inside Shareholder Securities and other securities of the Company so proposed to be sold and so requested to be included in such registration (pro rata on the basis of the percentage of the securities of the Company held by the holders of such Registrable Securities, Registrable Inside Shareholder Securities and such other securities) to the extent necessary to reduce the number of securities to be included in the registra tion to the level recommended by the managing underwriter. Notwithstanding the foregoing, if the registration referred to herein involves an underwritten offering of securities being registered for sale by holders of securities other than Registrable Securities (pursuant to the exercise by such holders of demand registration rights or otherwise), the Company will include in such registration the securities proposed by such holders to be sold and may decrease the number of Registrable Securities, Registrable Inside Shareholder Securities and such

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other securities exercising "piggyback" registration rights proposed to be sold in such registration (pro rata on the basis of the percentage of the securities sought to be registered held by such holders of Registrable Securities and such other securities exercising "piggyback" registration rights) proposed to be sold in such registration to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter. In such case, no securities shall be offered for sale by the Company.

            2.4. REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities or Registrable Inside Shareholder Securities under the Securities Act as provided in Sections 2.1, 2.2 and 2.3, the Company will as expeditiously as possible:

                   (i) prepare and (as soon thereafter as possible or in any
            event no later than 45 days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such regis tration and thereafter use its best efforts to cause such registration statement to become effective, PROVIDED that the Company may discontinue any regis tration of its securities which are not Registrable Securities or Registrable Inside Shareholder Securities (and, under the circumstances specified in Section 2.3(a), its securities which are Registrable Securities or Registrable Inside Shareholder Securities) at any time prior to the effective date of the registration statement relating thereto;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration state ment and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposi tion by the seller or sellers thereof set forth in such registration statement or for 6 months, whichever period is shorter;

                  (iii) furnish to each seller of Registrable Securities or
            Registrable Inside Shareholder Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other

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            prospectus filed under Rule 424 or Rule 430A under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                  (iv) use its best efforts to register or qualify all
            Registrable Securities and other securities covered by such registration statement under such other securi ties or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction or subject itself to be required to pay any franchise or income taxes in any such jurisdiction.

                  (v) use its best efforts to cause all Registrable Securities and Registrable Inside Shareholder Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities or Registrable Inside Shareholder Securities;

                  (vi) furnish to each seller of Registrable Securities or
            Registrable Inside Shareholder Securities a signed counterpart, addressed to such seller, except as provided in (y) below (and the underwriters, if any), of

                        (x) an opinion of counsel for the Company, dated the
                  effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller or, if such registration includes an underwritten public offering, to such underwriter, and

                        (y) a "comfort" letter, dated the effective date of such
                  registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent

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                  public accountants who have certified the Company's financial statements included in such registration statement, addressed to each seller, to the extent the same can be reasonably obtained, and addressed to the underwriters, if any, cover ing substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accoun tants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters deliv ered to the underwriters in underwritten public offerings of securities and such other financial matters as such seller or such holder (or the underwriters, if any) may reasonably request;

                  (vii) notify each seller of Registrable Securi ties and
            Registrable Inside Shareholder Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue state ment of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare to furnish to such seller or holder a reason able number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a mater ial fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (viii) otherwise use its best efforts to comply with all
            applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings state ment covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securi ties Act, and, in the case of a registration requested pursuant to Section 2.1 or 2.2 hereof, will furnish to each such seller at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller

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            shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities and Registrable Inside Shareholder Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                  (x) use its best efforts to list all Registrable Securities and Registrable Inside Shareholder Securities covered by such registration statement on any securities exchange on which any of the Registrable
            Securities is then listed.

            Notwithstanding the foregoing, the Company may defer its obligations under Section 2.1 and, in the case of clause (ii) below only, Section 2.2, for a period of no more than (i) 90 days in any 365-day period, if the Company's Board of Directors determines in good faith based upon a written opinion of counsel that filing such a registration statement would require a public disclosure by the Company, which disclosure would interfere with a material transaction then under consideration by the Company, PROVIDED that once such information has been publicly disclosed, the Company shall promptly proceed to fulfill its obligations under Section 2.1 and (ii) 180 days from the most recent effective date of any registration statement of the Company filed under the Securities Act and pursuant to Section 2.1 occurring prior to the request for registration made pursuant to Section 2.1.

            The Company may require each proposed seller of Registrable Securities or Registrable Inside Shareholder Securities as to which any registration is being effected to promptly furnish the Company, as a condition precedent to including such holder's Registrable Securities or Registrable Inside Shareholder Securities in any registration, such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

            Each holder of Registrable Securities and Registrable Inside Shareholder Securities agrees by acquisition of such Registrable Securities or Registrable Inside Shareholder Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision
(vii) of this Section 2.4, such holder will forthwith discontinue such holder's disposition of Registrable Securities or Registrable Inside Shareholder Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or

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amended prospectus contemplated by subdivision (vii) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities or Registrable Inside Shareholder Securities current at the time of receipt of such notice.

            2.4. UNDERWRITTEN OFFERINGS. (a) REQUESTED UNDER WRITTEN OFFERINGS. If requested by the underwriters for any offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, to holders of more than 50% of the Registrable Securities included in such registration and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.7. The holders of the Registrable Securities and Registrable Inside Shareholder Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable requests of the Company regarding the form thereof, PROVIDED that nothing herein contained shall diminish the foregoing obligations of the Company. The holders of Registrable Securities or Registrable Inside Shareholder Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and Registrable Inside Shareholder Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities and Registrable Inside Shareholder Securities. Other than as required under Section 2.3 hereof, any such holder of Registrable Securities or Registrable Inside Shareholder Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements typical in an offering of this type, including those regarding such holder, such holder's Registrable Securities or Registrable Inside Shareholder Securities, and such holder's intended method of distribution, any other information supplied by such holder to the Company for use in the Registration Statement and any other representation required by law.

            (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.3 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable

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Securities as provided in Section 2.3 and subject to the provisions of Sections 2.3(a), 2.3(b) and 2.4, arrange for such underwriters to include all the Registrable Securities and Registrable Inside Shareholder Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities and Registrable Inside Shareholder Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and Registrable Inside Shareholder Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities and Registrable Inside Shareholder Securities. Other than as required under Section 2.4 hereof, any such holder of Registrable Securities or Registrable Inside Shareholder Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties, or agreements typical in an offering of this type, including those regarding such holder, such holder's Registrable Securities or Registrable Inside Shareholder Securities and such holder's intended method of distribution, any other information supplied by such holder to the Company for use in the Registration Statement and any other representation required by law.

            2.6. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities and Registrable Inside Shareholder Securities registered under such registration statement, their underwriters, if any, and their respective counsel (such holders' counsel to be appointed by the holders of more than 50% by number of shares) of the Registrable Securities being registered, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

            2.7. INDEMNIFICATION. (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities or Registrable Inside Shareholder

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Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and such other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabili ties (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact con tained in any registration statement under which such securities were registered under the Securities Act, any preliminary pros pectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such seller, specifically for use in the preparation thereof or (b) an untrue statement or alleged untrue statement, omission or alleged omission in a prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus or in the final prospectus, which amendment, supplement or final prospectus is delivered to such seller and such seller thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of registered Registrable Securities or Registrable Inside Shareholder Securities to the person asserting such loss, claim, damage, liability or expense. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, under writer or controlling person and shall survive the transfer of such securities by such seller.

            (b) INDEMNIFICATION BY THE PURCHASERS AND INSIDE SHAREHOLDERS. The Purchasers and the Inside Shareholders will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision
(a) of this Section 2.7) the Company, each director of the Company, each officer of the Company and each other Person, if any, who con trols the Company within the meaning of the Securities Act with

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respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any prelimi nary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such state ment or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser or Inside Shareholder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or con trolling Person and shall survive the transfer of such securities by such Purchaser or Inside Shareholder.

            (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liabil ity in respect to such claim or litigation.

            (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities or Registrable Inside Shareholder Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

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            (e) INDEMNIFICATION PAYMENTS. The indemnification required by this
Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

            2.8. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securi ties under any such registration.

            3. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

      COMMISSION: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      COMMON STOCK: All shares now or hereafter authorized and designated as the Common Stock of the Company and stock of any other class with which such shares may hereafter have been exchanged or reclassified.

      CONVERTIBLE PREFERRED STOCK:  As defined in Section 1.

      EXCHANGE ACT:  The Securities Exchange Act of 1934.

      PERSON: A corporation, an association, a partnership, a business, an individual, a governmental or political sub division thereof or a governmental agency.

      REGISTRABLE INSIDE SHAREHOLDER SECURITIES: (a) All shares of Common Stock held by the Inside Shareholders on the date hereof and any shares of Common Stock issuable upon exercise of the Gulfstar Warrant or (b) securities issued or issuable with respect to such Warrant or Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise upon any required adjustments.

      As to any particular Registrable Inside Shareholder Securities, such securities shall cease to be Registrable Inside Shareholder Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any

                                       14

      successor provision) under the Securities Act, or (c) they shall have ceased to be outstanding.

      REGISTRABLE SECURITIES: The Common Stock issuable upon the conversion of Convertible Preferred Stock and any (a) Convertible Preferred Stock or (b) securities issued or issuable with respect to such Convertible Preferred Stock or Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise upon any required adjustments.

      As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a regis tration statement with respect to the sale of such securi ties shall have become effective under the Securities Act and such securities shall have been disposed of in accor dance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (c) they shall have ceased to be outstanding.

      REGISTRATION EXPENSES: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one counsel (except in the event of a conflict of interest, then such number of counsel as is appropriate to resolve such conflict) retained by the holder or holders of more than 50% (by number of shares) of the Registrable Securities being registered, premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including reasonable fees of underwriters counsel including qualifications of Securities under blue sky laws, but excluding all agency fees and commissions, underwriting discounts and commissions and transfer taxes, if any.

      SECURITIES ACT:  The Securities Act of 1933, as amended.

            4. RULE 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the

                                       15

reports required to be filed by it, and in the manner required to be filed by it, under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the Commission ("Rule 144"). Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

            5. AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 66 2/3% or more (by number of shares) of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

            6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the bene ficial owner thereof, the beneficial owner thereof may upon the giving of written notice to the Company, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Regis trable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contem plated by this Agreement. The Company may require assurances reasonably satisfactory to it of such owner's beneficial owner ship of such Registrable Securities.

            7. NOTICES. All communications provided for hereunder shall be sent by first-class mail or overnight courier and (a) if addressed to a party other than the Company, addressed to such party in the manner set forth in the Securities Purchase Agreement, or at such other address as such party shall have furnished to the Company in writing, or (b) if addressed to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) if addressed to the Company, at 1360 Post Oak Blvd., Suite 1300, Houston, Texas 77056, to the attention of its President, or at such other address, or to the attention of such other officer, as

                                       16

the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

            8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addi tion, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

            9. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

            10. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

            11. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                                       17

IN WITNESS WHEREOF, the parties have caused this Agree ment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    CASTLE DENTAL CENTERS, INC.

                                    By:
                                        Name:
                                        Title:

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                                    PURCHASERS:

                                    DELAWARE STATE EMPLOYEES'
                                    RETIREMENT FUND

                                    By:   Pecks Management Partners Ltd.
                                            Its Investment Advisor

                                    By: _________________________________
                                                Robert J. Cresci
                                                Managing Director

                                    DECLARATION OF TRUST FOR DEFINED
                                    BENEFIT PLAN OF ICI AMERICAN
                                    HOLDINGS INC.

                                    By:   Pecks Management Partners Ltd.
                                            Its Investment Advisor

                                    By: __________________________________
                                                Robert J. Cresci
                                                Managing Director

                                    DECLARATION OF TRUST FOR DEFINED
                                    BENEFIT PLAN OF ZENECA HOLDINGS
                                    INC.

                                    By:   Pecks Management Partners Ltd.
                                            Its Investment Advisor



                                    By: __________________________________
                                                Robert J. Cresci
                                                Managing Director

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                                    INSIDE SHAREHOLDERS:

                                    ----------------------------------
                                    JACK H. CASTLE, JR., AS TRUSTEE
                                    OF THE CASTLE 1995 GIFT TRUST
                                    f/b/o JACK H. CASTLE, JR.

                                    CASTLE INTERESTS, LTD.

                                    By: __________________________________
                                                Jack H. Castle, Jr.
                                                General Partner
                                    By: __________________________________
                                                Jack H. Castle, D.D.S.
                                                General Partner
                                    By: __________________________________
                                                Loretta M. Castle
                                                General Partner
                                    ______________________________________
                                    LISA G. CASTLE DONNELL, AS TRUSTEE
                                    OF THE CASTLE 1995 GIFT TRUST
                                    f/b/o LISA G. CASTLE DONNELL

                                    ______________________________________
                                    JACK H. CASTLE, D.D.S.

                                    ______________________________________
                                    LORETTA M. CASTLE

                                    GULFSTAR INVESTMENTS, LTD.
                                    By: __________________________________
                                    Name:
                                    Title:

                                       20